Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 24, 2009, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Home Inns & Hotels Management Inc.’s Annual Report on Form 20-F for the year ended December 31, 2008.
/s/ PricewaterhouseCoopers Zhong Tian
Shanghai, People’s Republic of China
December 7, 2009

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